Exhibit 21

SUBSIDIARIES

Set forth below is a list of all active subsidiaries of the Registrant and the state or other jurisdiction of incorporation or organization of each. Each subsidiary listed below is doing business under its corporate name.

Subsidiary	Jurisdiction
NATR Distribution (M) SDN. BHD.	Malaysia
Nature’s Sunshine (Far East) Limited	Hong Kong
Nature’s Sunshine Hong Kong Limited	Hong Kong
Nature’s Sunshine Marketing Ltda.	Brazil
Nature’s Sunshine Products de Honduras, S.A. de C.V.	Honduras
Nature’s Sunshine Products de Nicaragua, S.A.	Nicaragua
Nature’s Sunshine Products de Panamá, S.A.	Panama
Nature’s Sunshine Products del Ecuador, S.A.	Ecuador
Nature’s Sunshine Products Dominicana, S. R.L.	Dominican Republic
Nature’s Sunshine Products International Distribution B.V.	Netherlands
Nature’s Sunshine Products of Russia, Inc.	Utah
Nature’s Sunshine Products Poland sp. z.o.o.	Poland
Nature’s Sunshine (Hangzhou) Limited	China
Nature’s Sunshine Products (Israel) Ltd.	Israel
Nature’s Sunshine Products de Colombia, S.A.	Colombia
Nature’s Sunshine Products de El Salvador, S.A. C.V.	El Salvador
Nature’s Sunshine Products de Mexico, S.A. de C.V.	Mexico
Nature’s Sunshine Products de Venezuela, C.A.	Venezuela
Nature’s Sunshine Products of Canada, Ltd.	Canada
Nature’s Sunshine Produtos Naturais Ltda.	Brazil
NSP de Centroamérica, S.A	Costa Rica
NSP de Guatemala, S.A.	Guatemala
NSP International Holdings C.V.	Netherlands
NSP Labs Inc	Utah
PT Nature’s Sunshine Products Indonesia	Indonesia
PT Synergy WorldWide Indonesia	Indonesia
Qemp Inc	Utah
Quality Nutrition International, LLC	Utah
Shanghai Nature’s Sunshine Health Products Trading Co. Ltd.	China
Synergy (Shanghai) Food Co., Ltd.	China
Synergy Taiwan, Inc.	Utah
Synergy Vietnam Co., Ltd.	Vietnam
Synergy Worldwide (HK) Ltd.	Hong Kong
Synergy Worldwide (S) PTE Ltd.	Singapore
Synergy Worldwide Canada B.V.	Netherlands
Synergy Worldwide Distribution Canada, ULC	Canada
Synergy WorldWide Europe B.V.	Netherlands
Synergy Worldwide Europe Management Services Spain S.L.U.	Spain
Synergy Worldwide Inc.	Utah
Synergy Worldwide Italy S.R.L.	Italy
Synergy Worldwide Japan G.K.	Japan
Synergy Worldwide Korea Ltd.	Korea
Synergy WorldWide Marketing (M) SDN BHD.	Malaysia

Synergy Worldwide Marketing (Thailand) Ltd.	Thailand
Synergy Worldwide Nutrition Israel Ltd.	Israel
Synergy WorldWide Nutrition Products (Hong Kong)	Hong Kong
Synergy WorldWide Philippines Distribution, Inc.	Philippines
Synergy Worldwide Switzerland GmbH	Switzerland
Synergy Worldwide UK Ltd	United Kingdom
Impact Foundation	Utah